UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2004

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On August 17, 2004, Silicon Image, Inc., (“Silicon Image”) entered into an amended and restated employment agreement (the “Restated Employment Agreement”) and a consulting agreement (the “Consulting Agreement”) with its Chief Financial Officer and Vice President of Finance and Administration, Robert G. Gargus, each agreement being attached hereto as exhibit 10.01 and 10.02, respectively.  The Restated Employment Agreement supersedes Mr. Gargus’ employment letter agreement dated October 30, 2001 (the “Gargus Letter Agreement”), which was filed as exhibit 10.35 to Silicon Image’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2001.

The Restated Employment Agreement sets forth the revised terms of Mr. Gargus’ employment with Silicon Image while he remains in his current position including his: (i) receiving a salary of $250,000.08 annually; (ii) participating in Silicon Image’s health, insurance and employee benefit plans; and (iii) receiving any bonus payments that accrue under Silicon Image’s bonus plans, if any, during the duration of his employment.  In addition, Mr. Gargus has agreed that unless Silicon Image or he terminate his employment earlier for any reason, he will remain employed in his current position until the earlier of the commencement of employment of a new Chief Executive Officer and new Chief Financial Officer with Silicon Image or Mr. Gargus’ voluntary termination of employment any time after June 30, 2005 (the occurrence of either being his “Separation Date”).  Under the Consulting Agreement, Mr. Gargus has agreed to continue working with Silicon Image as a consultant for a period of six months following his Separation Date in order to provide transition assistance to a new Chief Executive Officer and Chief Financial Officer of Silicon Image.

In connection with the foregoing, Silicon Image has agreed to pay Mr. Gargus six months of his annual salary after his Separation Date so long as he is not employed elsewhere and on his Separation Date, accelerate by six months the vesting of options held by him to purchase shares of Silicon Image common stock.

ITEM 1.02.            TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As further discussed under Item 1.01 above, Silicon Image has entered into the Restated Employment Agreement, which supersedes the Gargus Letter Agreement.

ITEM 5.02.                                    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)                                                                                  On August 17, 2004, the board of directors of Silicon Image appointed Dale Brown as Silicon Image’s Chief Accounting Officer.  Prior to this appointment, Mr. Brown served as Silicon Image’s Corporate Controller beginning in May 2004.  From August 2002 until May 2004, Mr. Brown served as Senior Director of Finance/Assistant Corporate Controller of 3Com Corporation, a company providing data/voice networking.  From November 2000 until August 2002, Mr. Brown served as Senior Director of Finance/Assistant Controller for Cadence Design Systems, Inc., a company in the electronic design and automation software industry.  From March 1999 until September 2000, Mr. Brown served as Director of Finance and later as Senior Director of Finance with Synopsys, Inc., also a company in the electronic design and automation software industry. Mr. Brown holds a Bachelor of Science degree in Accounting from Pennsylvania State University, and is a Certified Public Accountant as well as a Certified Management Accountant. Mr. Brown is 50 years old.

In connection with his position as Corporate Controller of Silicon Image, Mr. Brown entered into a letter employment agreement with Silicon Image on May 3, 2004 (the “Brown Letter Agreement”).  The Brown Letter Agreement sets forth the terms of Mr. Brown’s employment with Silicon Image including his: (i) receiving a salary of $185,000.00 annually; (ii) participating in Silicon Image’s health, insurance and employee benefit plans; (iii) participating in the company-wide bonus plan with an incentive target of 20% of his annual salary; and (iv) receiving an option grant to purchase 80,000 shares of Silicon Image’s common stock, subject to a four-year vesting schedule.  The Brown Letter Agreement will continue to govern the terms of Mr. Brown’s employment with Silicon Image, while he serves as Chief Accounting Officer.

ITEM 9.01.		FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	Exhibits

10.01		Amended and Restated Employment Agreement, dated August 17, 2004, by and between the Registrant and Robert G. Gargus.

10.02		Consulting Agreement, dated August 17, 2004, by and between the Registrant and Robert G. Gargus.

10.03		Employment Letter, dated May 3, 2004, between the Registrant and Dale Brown.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2004	SILICON IMAGE, INC.

By:	/s/ David D. Lee
David D. Lee
Chief Executive Officer

Exhibit List

Exhibit No.	Exhibit Title

10.01	Amended and Restated Employment Agreement, dated August 17, 2004, by and between the Registrant and Robert G. Gargus.

10.02	Consulting Agreement, dated August 17, 2004, by and between the Registrant and Robert G. Gargus.

10.03	Employment Letter, dated May 3, 2004, between the Registrant and Dale Brown.